Exhibit 10.7

Contract Number: DX-HT-20XXXXXX-001

Sales Contract

Party A (Customer):

Party B (Seller): Shandong Dingxin Ecology Environmental Co., Ltd., f/k/a Shandong Dingxin

Microecosystem Technology Co., Ltd.

Place of signing: No.106 Aokema Street, Laishan District, Yantai City, Shandong Province

Date of signing:

In accordance with the provisions of the Civil Code of the People’s Republic of China and relevant laws and administrative regulations, and in accordance with the principles of equality, voluntariness, fairness and good faith, Party A and Party B have entered into this contract through consultation on matters related to the purchase of sewage bacterial-treating agent (hereinafter referred to as the “Product”).

I.	Product Information, Quantity and Price

Serial Number	Name	Specifications	Quantity	Units	Unit Price (Yuan)	Total Price (Yuan)
1		[*] kg/bag		bag

Total

Article 2 Delivery method

2.1 Delivery Time: Party B shall deliver the goods within 45 days from the date of signing this Contract.

Risk of damage or loss of the Products: Party A shall bear the risk of damage or loss of the Products after the Products are delivered to Party A.

2.3 Delivery method: Party A shall pick up the products and bear the transportation and other expenses arising therefrom.

Article 3 Terms of Payment

3.1 The total contract price amounts to RMB [*]. The purchase price shall be paid in two installments: (1) Within fifteen (15) days from the date of signing this Contract, Party A shall pay the first installment to Party B totaling RMB [*]; (2) Party A shall pay Party B the remaining payment totaling RMB [*] before the products are shipped.

3.2 Terms of payment: Party A shall make payment to Party B by bank transfer.

Article 4 Quality Standards

The quality and packaging of the products shall be in accordance with national and industrial standards, and the products shall be able to improve and enhance the water quality of common sewage bodies after being used in accordance with Party B’s requirements.

Article 5 Product acceptance and replacement

5.1 Party A shall carefully inspect the type, quantity, specifications and packaging of the products. If Party A has any objection, it shall raise it with Party B on site and give written feedback to Party B within the same day. If no objection is raised on the spot or no written feedback is given in accordance with the contract, the products shall be deemed to have been accepted in terms of quantity and quality. Party A shall sign or seal the Acceptance Check Slip on site. Upon completion of the Acceptance Check Slip by both parties, Party B shall be deemed to have completed the delivery of the Contract Products to Party A.

5.2 Both parties confirm that, in principle, the products can only be redelivered or replaced without return unless there is a major quality problem with the products or the products are agreed upon by both parties through negotiation. If Party A needs to replace the products due to quality problems, it shall return the products to Party B in good condition at the time of delivery (except for natural wear and tear), and pack the products in accordance with Party B’s packaging standards at the time of delivery to avoid damage. If the Products are damaged or lost due to Party A’s failure to properly store or pack them, Party A shall bear the losses.

Article 6 Confidentiality Clause

Both parties guarantee to keep confidential the trade secrets (including but not limited to this Contract and related documents and materials, technical information, business information, business model and other trade secrets such as bactericide composition and ratio) obtained from the other party and not available through public channels. Without the consent of the original supplier of the trade secret, neither party shall disclose the whole or part of the trade secret to any third party. If a party violates the aforesaid confidentiality obligation, it shall bear the corresponding liability for breach of contract and compensate for the losses caused therefrom, the scope of which shall include but not limited to the loss of business opportunities, liquidated damages, compensation, fines, attorney’s fees, litigation costs, security fees and other expenses. The confidentiality obligation shall not be discharged upon rescission of this Contract or termination of cooperation.

Article 7 Liability for breach of contract

7.1 Party A and Party B shall properly exercise their rights and fulfill their obligations to ensure the smooth performance of this Contract. Either party shall be liable for breach of contract if it breaches any provision hereof. If any loss is caused to the other party, either party shall compensate the other party for all economic losses suffered thereby, including but not limited to attorney’s fee, litigation fee, security fee and other expenses.

7.2 If Party A delays making the payment, it shall pay Party B a penalty equal to 1% of the total contract amount for each day overdue and shall still perform the payment obligation. If the payment is overdue for more than fifteen (15) days, Party B shall have the right to terminate this Contract and require Party A to bear the liability for breach of contract.

7.3 If Party B delays in delivering the goods, it shall pay Party A a penalty equal to 1% of the price of the goods delayed for each day overdue, and Party B shall still perform the delivery obligation. If the delivery is delayed for more than fifteen (15) days, Party A shall have the right to terminate the contract and require Party B to bear the liability for breach of contract.

Party B shall not be liable for any delay in the supply or replacement of the products due to traffic control, customs inspection, import and export procedures and other reasons not attributable to Party B.

Article 8 Force Majeure

In case the performance of this Contract is delayed or unable to be fully performed due to force majeure such as epidemic, flood, fire, drought, typhoon and earthquake, either party shall notify the other party in writing within ten (10) days after the occurrence of the event and give reasons. At the same time, it shall take measures to prevent further loss.

If the other party fails to notify the other party in time or take corresponding measures, which leads to increased losses of the other party, the party in breach shall be liable for the increased losses and both parties may terminate the Contract through written consultation.

Article 9 Notice and Service

The parties’ information on the signing page of this Contract is the valid contact or service address. If either party changes the information, it shall notify the other party in writing within three (3) days prior to the change. Otherwise, failure to notify or delay in notifying shall be deemed as no change, and the risk of delivery arising therefrom shall be borne by the changing party.

Article 10 Methods of dispute resolution

In case of any doubt or dispute arising from the interpretation or performance of this Contract, both parties shall settle the dispute through friendly negotiation. If negotiation fails, either party shall have the right to submit the case to the people’s court at the place where the contract is signed for settlement according to law.

Article 11 Supplementary Provisions

11.1 This contract is made in four copies, with each party holding two copies. Each copy of the contract shall have the same legal effect.

11.2 This Contract shall come into force after being signed by all parties.

Party A	Party B
Company name:	Company name (seal): Shandong Dingxin Ecology Environmental Co., Ltd.
Company Address:	Address: 4th Floor & 5th Floor North Zone, Dingxin Building, No. 106 Aokema Avenue, Laishan District, Yantai, Shandong Province
Legal representative (signature):	Legal Representative (Signature):
Entrusted agent (signature):	Entrusted agent (signature):
Phone:	Tel: [*]
Fax: [*]

Account bank:	Account bank: [*]
Account number: [*]
Postal Code:	Date: [*]

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